SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

July 29, 2004

Date of Report (date of earliest event reported)

NETGEAR, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4500 Great America Parkway
Santa Clara, California 95054

(Address of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements and Exhibits.

     (c) Exhibits

     The following exhibit is furnished herewith:

99.1	Press Release, dated July 29, 2004, of NETGEAR, Inc. announcing its financial results for the fiscal quarter ended June 27, 2004

ITEM 12. Results of Operations and Financial Condition.

     The following information (including any exhibits attached to this Current Report) is being furnished pursuant to Item 12, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 29, 2004, NETGEAR, Inc. issued a press release announcing its financial results for its quarter ended June 27, 2004, which included certain historical non-GAAP financial measures with respect to the three and six months ended June 27, 2004 and June 29, 2003. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Use of Non-GAAP Financial Information

     NETGEAR’s management believes that its presentation of historical non-GAAP financial measures provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures or as indicators of operating performance. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Deferred stock compensation and deferred tax asset valuation allowance reversal are examples of charges that are not directly related to the Company’s ongoing business. For a complete reconciliation of net income for the three and six month ended June 27, 2004 and June 29, 2003, refer to the tables furnished in the news release attached as Exhibit 99.1

     Results of operations on a non-GAAP basis for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2004

NETGEAR, Inc.
By:	/s/ Jonathan Mather
Jonathan Mather
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated July 29, 2004, of NETGEAR, Inc. announcing its financial results for the fiscal quarter ended June 27, 2004